EXHIBIT 10.45

NOTE: PORTIONS OF THIS AGREEMENT ARE THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE

SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN

REDACTED AND ARE MARKED WITH A “[****]” IN PLACE OF THE REDACTED

LANGAUGE.

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 6, 2011, is by and among PENSON WORLDWIDE, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), REGIONS BANK, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender, and Letter of Credit Issuer and REGIONS CAPITAL MARKETS, a division of Regions Bank, as Lead Arranger and Bookrunner.

RECITALS:

A. The Borrower, the Lenders party thereto and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of May 6, 2010 (as the same has been and may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”).

B. The Borrower, the Lenders, and the Administrative Agent now desire to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders party hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE II

Amendments to the Credit Agreement

Section 2.1 Amendments to Section 1.01 of the Credit Agreement.

(a) Effective as of the date hereof, the definition of “Letter of Credit Sublimit” in Section 1.01 of the Credit Agreement shall be amended by replacing the reference to the amount “$10,000,000” with a reference to the amount “$7,000,000.”

(b) Effective as of the date hereof, the definition of “Maturity Date” in Section 1.01 of the Credit Agreement shall be amended by deleting such definition in its entirety and replacing it to read as follows:

“Maturity Date” means the earlier of (a) March 31, 2012, (b) the date that all outstanding Loans have been reduced to zero and (c) such other date on which the Loans become due and payable as provided in this Agreement; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Required Lenders” means, as of any date of determination, Lenders having at least 66-2/3% of the Total Commitments or, if the commitment of each Lender to make Loans and the obligation of the Letter of Credit Issuer to make Letter of Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in Letter of Credit Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; and further, provided that to the extent there are only two Lenders holding the Total Commitments, the consent of both Lenders shall be required for any action purporting to require the vote of the “Required Lenders.”

(c) Effective as of the date hereof, the definition of “Total Commitments” in Section 1.01 of the Credit Agreement shall be amended by deleting such definition in its entirety and replacing it to read as follows:

“Total Commitments” means the Commitments of all the Lenders in an aggregate amount up to but not exceeding $7,000,000.

Section 2.2 Deletion of Section 2.01(b) of the Credit Agreement. Effective as of the date hereof, Section 2.01(b) shall be deleted in its entirety.

(a) Section 2.05(d)(ii) of the Credit Agreement. Effective as of November 30, 2011, the provisions of Section 2.05(d)(ii) of the Credit Agreement shall be not be applicable with respect to the Borrower’s sale of Penson Financial Services Australia Pty Ltd.

Section 2.3 Amendment to Section 2.05(f) of the Credit Agreement. Effective as of the date hereof, Section 2.05(f) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

(f) Reserved.

Section 2.4 Deletion of Section 2.14 of the Credit Agreement. Effective as of the date hereof, Section 2.14 of the Credit Agreement shall be deleted in its entirety.

Section 2.5 Deletion of Section 2.15 of the Credit Agreement. Effective as of the date hereof, Section 2.15 of the Credit Agreement shall be deleted in its entirety.

Section 2.6 Section 7.16 of the Credit Agreement. The financial covenants set forth in Sections 7.16(b) and 7.16(g) of the Credit Agreement shall not be tested or applicable for the period ending December 31, 2011.

Section 2.7 Amendment to Schedule 2.01 of the Credit Agreement. Effective as of the date hereof, Schedule 2.01 to the Credit Agreement is hereby replaced with the Schedule 2.01 attached hereto for all purposes under the Credit Agreement, and any reference to Schedule 2.01 in any Loan Document shall refer to the Schedule 2.01 attached hereto.

ARTICLE III

Conditions Precedent to Effectiveness

Section 3.1 Conditions. The effectiveness of this Amendment is subject to the full satisfaction of each of the following conditions precedent:

(a) Documents. The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:

(i) Amendment. Executed counterparts of this Amendment, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower.

(ii) Amendment Fee. Payment of an amendment fee in an amount of $[****], for the account of each Lender executing this Amendment on a pro rata basis. Such amendment fee is due and payable on or before 5:00 pm Central time on the closing date of this Amendment.

(iii) Other Fees. Any other fees required to be paid on or before the date hereof shall have been paid, including, without limitation, fees and expenses of counsel to the Administrative Agent.

(iv) Additional Information. Such additional documents, instruments and information as the Administrative Agent, the Letter of Credit Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b) No Default or Event of Default. No Default shall exist or would result from the execution of this Amendment.

(c) No Material Adverse Effect. Since the date of the most recent financial statements delivered by the Borrower to the Administrative Agent, no event or circumstance has occurred that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d) Representations and Warranties. All of the representations and warranties contained in Article V of the Credit Agreement as amended hereby and in the other Loan Documents shall be true and correct on and as of the date hereof, with the same force and effect as if such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

ARTICLE IV

No Waiver

Section 4.1 No Waiver. Nothing contained herein shall be construed as a waiver by the Administrative Agent or any Lender of any covenant or provision of the Credit Agreement, this Amendment, or any other Loan Document, or of any other contract or instrument between the Borrower and the Administrative Agent and/or the Lenders, and the failure of the Administrative Agent and/or any Lender at any time or times hereafter to require strict compliance by the Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent or any Lender to thereafter demand strict compliance therewith. The Administrative Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, this Amendment, the other Loan Documents and any other contract or instrument between the Borrowers and the Administrative Agent and/or the Lenders.

ARTICLE V

Ratifications, Representations and Warranties

Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 5.2 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (a) the representations and warranties contained in Article V of the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (b) no Default has occurred and is continuing.

ARTICLE VI

Miscellaneous

Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

Section 6.2 Reference to Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

Section 6.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.4 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 6.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender.

Section 6.6 Counterparts. This Amendment may be executed in one or more counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of any signature pages hereto by telecopy, e-mail or other electronic transmission shall be effective as delivery of originally executed signature pages.

Section 6.7 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent and the Lenders to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 6.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of the Page Intentionally Left Blank. Signature Pages to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PENSON WORLDWIDE, INC.

By:	/s/ Kevin McAleer
Name:	Kevin McAleer
Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Third Amendment

REGIONS BANK,
as Administrative Agent, a Lender, Letter of Credit Issuer and Swing Line Lender

By:	/s/ Robin Ingari
Name:	Robin Ingari
Title:	Senior Vice President

Signature Page to Third Amendment

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Documentation Agent

By:	/s/ Paul Howell
Name:	Paul Howell
Title:	Senior Vice President

Signature Page to Third Amendment

SCHEDULE 2.01

COMMITMENTS

AND PRO RATA PERCENTAGES

Lender	Commitment		Pro Rata Percentage
Regions Bank	$	[****]	[****]%
Texas Capital Bank, National Association	$	[****]	[****]%
Total		$7,000,000.00	100.000000000%